Exhibit 4.5

[Form of Note]

$[__]	CUSIP: ___________
N-1	ISIN: ______________

CHEVRON U.S.A. INC.

7.250% NOTE DUE 2023

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CHEVRON U.S.A. INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE EVIDENCING THE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CHEVRON U.S.A. INC. (herein referred to as the “Company”), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__] ($[__] ) on October 15, 2023 in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from October 15, 2020 or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of 7.250% per annum, payable on each April 15 and October 15, commencing April 15, 2021 (the “Interest Payment Dates”).

The principal hereof is payable upon presentation and surrender of this Note at the principal office of Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”). Interest on this Note may be payable by check or draft mailed to the person in whose name this Note is registered at the close of business on the Record Date for such interest payment at such person’s address as it appears on the registration books of the Trustee. The Record Date for the Notes is the date which is 15 days prior to the relevant Interest Payment Date.

Subject to the terms of the Indenture (hereinafter defined), this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise by Chevron Corporation (the “Guarantor”) in accordance with the terms set forth in Article XIV of the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

This Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual or electronic signature by the Trustee.

*        *        *

IN WITNESS WHEREOF, each of the Company and the Guarantor has caused this Note to be signed by its respective Assistant Treasurer manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated: January 6, 2021

CHEVRON U.S.A. INC.

By:
Name:	Eric A. Benson
Title:	Assistant Treasurer

Attest:
Assistant Secretary

CHEVRON CORPORATION, as Guarantor

By:
Name:	Eric A. Benson
Title:	Assistant Treasurer

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated

herein, described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

CHEVRON U.S.A. INC.

7.250% NOTE DUE 2023

This Note is one of a duly authorized issue of securities of the Company, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of August 12, 2020, as amended by the Second Supplemental Indenture dated as of January 6, 2021 (such indenture as so amended being herein referred to as the “Indenture”) each being among the Company, the Guarantor and the Trustee. This Note is one of a series of Notes designated as its “7.250% Notes Due 2023” aggregating $__________ in principal amount (herein called the “Notes”).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Notes, to all of the provisions of which Indenture the registered owner of this Note, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of the Company, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security (including the Notes) affected thereby: (1) change the Stated Maturity (as defined in the Indenture) of the principal of, or premium, if any, or any installment of principal of or interest on, any Security; (2) reduce the principal amount of any Security or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) or any other Security which would be due and payable upon a declaration of acceleration of the Maturity (as defined in the Indenture) thereof pursuant to Section 502, or reduce the rate of interest on any Security; (3) reduce any premium payable upon the redemption of or change the date on which any Security may or must be redeemed; (4) change the coin or currency in which the principal of or premium, if any, or interest on any Security is payable; (5) impair the right of any holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date (as defined in the Indenture)); (6) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or (7) modify any of the provisions of Sections 9.2, 5.12 or 10.5 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in Sections 9.2 and 10.5 of the Indenture, or the deletion of Section 9.2(7), in accordance with the requirements of Section 6.11 and 9.1(6) of the Indenture. It is also provided in the Indenture that the holders of a majority in principal amount of the Notes may waive (a) compliance by the Company with the covenants contained in Article X of the Indenture with respect to the Notes and (b) any past or existing Event of Default with respect to the Notes and its consequences except a continuing default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the Note so affected.

The Notes will not be redeemable prior to maturity.

If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Notes and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Notes then Outstanding.

The Notes are issuable in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes may be exchanged for a like aggregate amount of Notes of other authorized denominations as provided in the Indenture. This Note is transferable at the office of the Trustee by the registered owner hereof in person, or by such registered owner’s attorney duly authorized in writing, on the books of the Company at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Company, the Trustee and any agent of the Company or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

THIS NOTE AND THE OBLIGATIONS OF THE COMPANY AND THE GUARANTOR IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor of the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.